UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

Synergy Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35268	33-0505269
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 2012

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2015,  Synergy Pharmaceuticals Inc. (the “Company”) appointed Richard J. Daly and Timothy S. Callahan as directors of the Company, effective immediately.  Neither Mr. Daly nor Mr. Callahan has any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.  There is no understanding or arrangement between either Mr. Daly or Mr. Callahan and any other person pursuant to which either Mr. Daly or Mr. Callahan was selected as a director.  There are no transactions in which either Mr. Daly or Mr. Callahan has an interest requiring disclosure under Item 404(a) of Regulation S-K.  In connection with their appointment, Mr. Daly and Mr. Callahan each received an option to purchase 45,000 shares of the Company’s common stock exercisable at $7.84 per share, the closing price of the Company’s common stock on the Nasdaq Global Select Market on June 29, 2015.  The options vest over three (3) years in 3 annual installments beginning on the one year anniversary of the date of issuance.

Mr. Callahan is a global life sciences business leader with over 21 years of experience in pharmaceutical and biologic commercialization, most recently with the Actavis organization.  From 2013-2014 he served as Senior Vice President, Commercial Operations where he played a leadership role in the transformation of the Actavis brand business into a $7B/yr division with a focus in Gastroenterology, Women’s Health, Urology, Dermatology, and other specialty markets.  From 2010-2012, Mr. Callahan served as Vice President, International Brands & Biologics Marketing at Actavis, and from 2003-2009 he served as Vice President, Sales & Marketing for the company’s Nephrology division.  Earlier in his career, Mr. Callahan held positions of increasing responsibility in commercial leadership at Watson Pharmaceuticals and Schein Pharmaceutical. Mr. Callahan was educated at Cornell University and holds a Bachelor of Science degree in Applied Economics and Business Management.

Mr. Daly has over 20 years of commercial pharmaceutical experience working in positions of progressive responsibility in sales, marketing and operations. Recently, Mr. Daly was the President of U.S. Diabetes for the joint alliance between Bristol-Myers Squibb and AstraZeneca. In the past, Mr. Daly was a founding partner and board member of SagePath Partners LLC, a commercial outsourcing provider to the pharmaceutical industry that was successfully sold to Ashfield Commercial & Medical Services in 2013. During his 13-year tenure at Takeda Pharmaceuticals, he served as Executive Vice President with P&L responsibility for businesses across the U.S., Canada, and Central/South America. Earlier in his career, he served in the sales organizations at Merrell-Dow Pharmaceuticals (now part of Sanofi) and TAP Pharmaceuticals (formerly a division of Abbott Labs) in sales, marketing, operations and senior leadership positions at TAP and Takeda. Mr. Daly currently serves on the board of Catalyst Pharmaceuticals and Andean Health & Development. Mr. Daly holds a BS in Microbiology from The University of Notre Dame and an MBA from Northwestern University’s Kellogg School of Management.

A copy of the press release announcing the appointment of Messrs. Daly and Callahan is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)         Exhibits.

99.1   Synergy Pharmaceuticals Inc. Press Release dated July 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    July 1, 2015

SYNERGY PHARMACEUTICALS INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
President and Chief Executive Officer